Exhibit 99.1

Incyte Reports 2018 Second Quarter Financial Results and
Updates on Key Clinical Programs

•                  Total product-related revenues of $421 million in Q2 2018, representing 29 percent growth over the same period last year; Jakafi® (ruxolitinib) revenues of $346 million in Q2 2018, representing 25 percent growth over the same period last year

•                  Pivotal REACH1 study of Jakafi in steroid-refractory acute GVHD met primary endpoint; sNDA submission expected in Q3 2018

•                  Later-stage portfolio provides potential for accelerated growth from multiple near-to-market opportunities

Second Quarter Conference Call and Webcast Scheduled Today at 8:00 a.m. EDT

WILMINGTON, Del. July 31, 2018 — Incyte Corporation (Nasdaq:INCY) today reports 2018 second quarter financial results, highlighting strong growth in total product-related revenue and providing a status update on the Company’s development portfolio.

“With four sources of revenue driving our fast-growing top-line, and multiple opportunities in our later-stage development portfolio that may accelerate this growth in the near-term, we believe we are well-positioned for long-term success,” stated Hervé Hoppenot, Chief Executive Officer, Incyte. “At Incyte, we aim to build value through developing innovative medicines, and over the next 6 months we expect to provide multiple updates from our later-stage portfolio. These include sharing data from, and submitting the supplemental New Drug Application (sNDA) for, Jakafi in steroid-refractory acute graft-versus-host disease (GVHD), as well as presenting data for ruxolitinib cream in atopic dermatitis and updated data from our FGFR program in cholangiocarcinoma. Later this year, we also plan to present data for ruxolitinib in combination with our PI3Kδ inhibitor, which is part of our initiative to maintain and expand our leadership position in the treatment of patients with myeloproliferative neoplasms.”

Portfolio Update

Oncology — key highlights

As previously announced, the pivotal REACH1 trial of ruxolitinib in combination with corticosteroids for the treatment of patients with steroid-refractory acute GVHD met its primary endpoint. Based on these data, Incyte plans to file an sNDA for the approval of ruxolitinib for the treatment of steroid-refractory acute GVHD with the U.S. Food and Drug Administration (FDA) during the third quarter of 2018. The FDA previously granted ruxolitinib Breakthrough Therapy Designation in this indication, which is expected to provide an accelerated review period. Planning is already underway for the U.S. launch, if approved.

Initial data, as previously announced, from the FIGHT-202 trial evaluating pemigatinib (formerly INCB54828) show promising efficacy in advanced cholangiocarcinoma patients with FGFR2 translocations. Incyte expects to submit an NDA for pemigatinib as a treatment for patients with advanced cholangiocarcinoma in 2019.

Status updates for later stage clinical programs are provided below.

	Indication	Status Update

Ruxolitinib (JAK1/JAK2)	Steroid-refractory acute GVHD	Pivotal Phase 2 (REACH1) met primary endpoint, sNDA in preparation; Phase 3 (REACH2)

Ruxolitinib (JAK1/JAK2)	Steroid-refractory chronic GVHD	Phase 3 (REACH3)

Ruxolitinib (JAK1/JAK2)	Essential thrombocythemia	Phase 2 (RESET)

Ruxolitinib (JAK1/JAK2) combinations	Refractory myelofibrosis	Phase 2 in combination with INCB50465 (PI3Kδ)

Itacitinib (JAK1)	Treatment-naïve acute GVHD	Phase 3 (GRAVITAS-301)

Itacitinib (JAK1)	Treatment-naïve chronic GVHD	Phase 3 (GRAVITAS-309) expected to begin in 2018

Itacitinib (JAK1)	NSCLC	Phase 1/2 in combination with osimertinib (EGFR)

INCMGA0012 (PD-1)(1)	Solid tumors	Phase 2 trials (MSI-high endometrial cancer, merkel cell carcinoma, anal cancer) expected to begin in 2018

INCB50465 (PI3Kδ)	Non-Hodgkin lymphoma	Phase 2 (CITADEL-203, follicular lymphoma), (CITADEL-204, marginal zone lymphoma), (CITADEL-205, mantle cell lymphoma)

Pemigatinib (FGFR1/2/3)	Bladder cancer	Phase 2 (FIGHT-201)

Pemigatinib (FGFR1/2/3)	Cholangiocarcinoma	Phase 2 (FIGHT-202)

Notes:

(1)         INCMGA0012 licensed from MacroGenics

A brief status update for earlier-stage clinical candidates is provided below.

Status Update

INCB57643 (BRD)	Development discontinued after preclinical safety finding

INCB53914 (PIM)	First-in-man data at ASH 2017; development expected to focus on combination therapy, including with JAK and PI3Kδ inhibition in hematological malignancies

INCB59872 (LSD1)	Epigenetic mechanism targeting cell differentiation; evaluating both oncology indications and sickle-cell disease

INCB62079 (FGFR4)	250x greater selectivity for FGFR4 over FGFR1/2/3; initial development expected to focus on hepatocellular carcinoma

INCB81776 (AXL/MER)	Expected to enter clinical trials in 2018

INCB01158 (ARG)(1)	Novel mechanism targeting myeloid cells; development expected to focus on combination therapy

Epacadostat (IDO1)	Phase 2 (ECHO-305; ECHO-306) in combination with pembrolizumab (PD-1) in lung cancer

INCAGN1876 (GITR)(2)	Dose escalation completed; development expected to focus on combination therapy

INCAGN1949 (OX40)(2)	Dose escalation completed; development expected to focus on combination therapy

INCAGN2385 (LAG-3)(2)	Phase 1/2 dose-escalation

INCAGN2390 (TIM-3)(2)	Expected to enter clinical trials in 2018

Notes:

(1)         INCB01158 co-developed with Calithera

(2)         INCAGN1876, INCAGN1949, INCAGN2385 and INCAGN2390 from discovery alliance with Agenus

Inflammation / autoimmunity (IAI) — key highlights

Data from the randomized Phase 2 trial of ruxolitinib cream in adult patients with atopic dermatitis showed a significant benefit over vehicle control; these data have been accepted for oral presentation at the 27th European Academy of Dermatology and Venerology Congress, September 12-16, 2018 in Paris, France. Incyte is planning to initiate a global, pivotal Phase 3 program in this indication.

INCB54707, a JAK1 selective inhibitor, is in development in IAI. Initial development will be as a potential treatment for patients with hidradenitis suppurativa, an inflammatory skin disease.

	Indication	Status Update

Ruxolitinib cream (JAK1/JAK2)	Atopic dermatitis	Plans to initiate Phase 3 are underway

Ruxolitinib cream (JAK1/JAK2)	Vitiligo	Phase 2

INCB54707 (JAK1)	Hidradenitis suppurativa	Expected to enter Phase 2 in H2 2018

Partnered — key highlights

In June 2018, the FDA approved the 2mg dose of Olumiant® (baricitinib) as a once-daily oral medication for the treatment of adults with moderately-to-severely active rheumatoid arthritis (RA) who have had an inadequate response to one or more tumor necrosis factor (TNF) inhibitor therapies.

	Indication	Status Update

Baricitinib (JAK1/JAK2)(1)	Rheumatoid arthritis	Approved in Europe and Japan at 2mg and 4mg doses; approved in U.S. at 2mg dose

Baricitinib (JAK1/JAK2)(1)	Atopic dermatitis	Phase 3

Baricitinib (JAK1/JAK2)(1)	Psoriatic arthritis	Lilly expects the Phase 3 program to begin in 2018

Baricitinib (JAK1/JAK2)(1)	Systemic lupus erythematosus	Lilly expects the Phase 3 program to begin in 2018

Baricitinib (JAK1/JAK2)(1)	Severe alopecia areata	Lilly expects the Phase 2/3 trial to begin in 2018

Capmatinib (MET)(2)	Non-small cell lung cancer, liver cancer	Phase 2 in EGFR wild-type, ALK negative NSCLC patients with MET amplification and mutation

Notes:

(1)         Baricitinib licensed to Lilly

(2)         Capmatinib licensed to Novartis

2018 Second-Quarter and Year-to-Date Financial Results

The financial measures presented in this press release for the three and six months ended June 30, 2018 and 2017 have been prepared by the Company in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”), unless otherwise identified as a Non-GAAP financial measure. Management believes that Non-GAAP information is useful for investors, when considered in conjunction with Incyte’s GAAP disclosures. Management uses such information internally and externally for establishing budgets, operating goals and financial planning purposes. These metrics are also used to manage the Company’s business and monitor performance. The Company adjusts, where appropriate, for both revenues and expenses in order to reflect the Company’s core operations. The Company believes these adjustments are useful to investors by providing an enhanced understanding of the financial performance of the Company’s core operations. The metrics have been adopted to align the Company with disclosures provided by industry peers.  Reconciliations of GAAP net income (loss) to Non-GAAP net income for the three and six months ended June 30, 2018 and 2017 have been included at the end of this press release.

Guidance related to research and development and selling, general and administrative expenses does not include estimates associated with any potential future strategic transactions.

Non-GAAP information is not prepared under a comprehensive set of accounting rules and should only be used in conjunction with and to supplement Incyte’s operating results as reported under GAAP. Non-GAAP measures may be defined and calculated differently by other companies in our industry.

Revenues For the quarter ended June 30, 2018, GAAP net product revenues of Jakafi were $346 million as compared to $276 million for the same period in 2017, representing 25 percent growth. For the six months ended June 30, 2018, GAAP net product revenues of Jakafi were $659 million as compared to $527 million for the same period in 2017, representing 25 percent growth. For the three months ended June 30, 2018, GAAP net product revenues of Iclusig® (ponatinib) were $20 million as compared to $16 million for the same period in 2017. For the six months ended June 30, 2018, GAAP net product revenues of Iclusig were $41 million as compared to $29 million for the same period in 2017.

For the quarter and six months ended June 30, 2018, GAAP product royalties from sales of Jakavi® (ruxolitinib), which has been out-licensed to Novartis outside of the United States, were $47 million and $88 million, respectively, as compared to $34 million and $63 million, respectively, for the same periods in 2017. For the quarter and six months ended June 30, 2018, GAAP product royalties from sales of Olumiant, which has been out-licensed to Lilly globally, were $9 million and $15 million, respectively, as compared to $1 million for the same periods in 2017.

For the quarter and six months ended June 30, 2018, GAAP milestone revenues were $100 million, as compared to $0 million and $90 million, respectively, for the same periods in 2017. GAAP milestone revenues in 2018 and 2017 related to milestones earned from our collaborative partners. Non-GAAP revenues exclude milestone revenues.

For the quarter and six months ended June 30, 2018, total GAAP revenues were $522 million and $904 million, respectively, as compared to $326 million and $711 million, respectively, for the same periods in 2017. Total Non-GAAP revenues for the quarter and six months ended June 30, 2018 were $422 million and $804 million, respectively, as compared to $326 million and $621 million, respectively, for the same periods in 2017.

Year Over Year Revenue Growth

(in thousands, unaudited)

	Three Months Ended			Six Months Ended
	June 30,		%	June 30,		%
	2018	2017	Change	2018	2017	Change
Revenues:
Jakafi net product revenue	$345,624	$276,038	25%	$659,344	$527,115	25%
Iclusig net product revenue	19,900	15,629	27%	40,685	29,359	39%
Jakavi product royalty revenues	47,101	33,824	39%	88,438	62,665	41%
Olumiant product royalty revenues	8,852	945	—	15,231	1,325	—
Product-related revenues	421,477	326,436	29%	803,698	620,464	30%
Milestone revenues	100,000	—		100,000	90,000
Other revenues	39	8		100	62
Total GAAP revenues	$521,516	$326,444		$903,798	$710,526
Milestone revenues	(100,000)	—		(100,000)	(90,000)
Total Non-GAAP revenues	$421,516	$326,444		$803,798	$620,526

Cost of product revenues GAAP cost of product revenues for the quarter and six months ended June 30, 2018 was $25 million and $43 million, respectively, as compared to $20 million and $35 million, respectively, for the same periods in 2017. Non-GAAP cost of product revenues for the quarter and six months ended June 30, 2018 was $19 million and $32 million, respectively, as compared to $15 million and $24 million, respectively, for the same periods in 2017. Non-GAAP cost of product revenues excludes the amortization of licensed intellectual property for Iclusig relating to the acquisition of the European business of ARIAD Pharmaceuticals, Inc.

Research and development expenses GAAP research and development expenses for the quarter and six months ended June 30, 2018 were $298 million and $601 million, respectively, as compared to $202 million and $610 million, respectively, for the same periods in 2017. The increase in GAAP research and development expenses over the prior year quarter was driven primarily by $15 million in upfront expense related to our collaboration agreement with Bristol-Myers Squibb, $5 million in milestone expense related to our collaboration agreement with Agenus and an overall increase in development costs to advance our clinical pipeline.

The decrease in GAAP research and development expenses from the prior year six month period was driven primarily by upfront and milestone expenses of $209 million related to our collaborative agreements recorded in 2017 partially offset by $32 million in upfront and milestone expenses in 2018 and an overall increase in development costs to advance our clinical pipeline. For the six months ended June 30, 2018, GAAP research and development expenses also included $12 million in upfront expense related to our collaboration agreement with Syros Pharmaceuticals, Inc.

Non-GAAP research and development expenses for the quarter and six months ended June 30, 2018 were $253 million and $520 million, respectively, as compared to $179 million and $356 million, respectively, for the same periods in 2017. Non-GAAP research and development expenses for the quarter and six months ended June 30, 2018 exclude the cost of stock-based compensation of $25 million and $49 million, respectively, and upfront consideration and milestones paid to our collaborative partners of $20 million and $32 million, respectively. Non-GAAP research and development expenses for the quarter and six months ended June 30, 2017 exclude the cost of stock-based compensation of $23 million and $44 million, respectively, and upfront consideration and milestones paid to our collaborative partners of $0 million and $209 million, respectively.

Selling, general and administrative expenses  GAAP selling, general and administrative expenses for the quarter and six months ended June 30, 2018 were $108 million and $230 million, respectively, as compared to $90 million and $177 million, respectively, for the same periods in 2017. Increased GAAP selling, general and administrative expenses were driven by an increase in donations to independent non-profit patient assistance organizations in the United States and additional costs related to the commercialization of Jakafi.

Non-GAAP selling, general and administrative expenses for the quarter and six months ended June 30, 2018 were $96 million and $206 million, respectively, as compared to $79 million and $157 million, respectively, for the same periods in 2017. Non-GAAP selling, general and administrative expenses exclude the cost of stock-based compensation.

Change in fair value of acquisition-related contingent consideration GAAP change in fair value of acquisition-related contingent consideration for the quarter and six months ended June 30, 2018 and 2017 was $7 million and $14 million, respectively.

Unrealized loss on long term investments GAAP unrealized loss on long term investments for the quarter and six months ended June 30, 2018 was $35 million and $12 million, respectively, as compared to $20 million and $25 million, respectively, for the same periods in 2017.  The unrealized loss on long term investments for the quarter and six months ended June 30, 2018 represents the fair market value adjustments of the Company’s investments in Agenus, Calithera, Merus, and Syros.

Expense related to senior note conversions GAAP expense related to senior note conversions for the quarter and six months ended June 30, 2017 was $1 million and $55 million, respectively, related to the conversions of certain of our 2018 and 2020 convertible senior notes.

Net income (loss) GAAP net income for the quarter ended June 30, 2018 was $52 million, or $0.25 per basic and $0.24 per diluted share, as compared to a net loss of $12 million, or $0.06 per basic and diluted share for the same period in 2017. GAAP net income for the six months ended June 30, 2018 was $11 million, or $0.05 per basic and diluted share, as compared to a net loss of $200 million, or $1.00 per basic and diluted share for the same period in 2017.

Non-GAAP net income for the quarter ended June 30, 2018 and 2017 was $57 million. Non-GAAP net income per share for the quarter ended June 30, 2018 was $0.27 per basic and $0.26 per diluted share, as compared to Non-GAAP net income per share of $0.28 per basic and $0.27 per diluted share for the same period in 2017. Non-GAAP net income for the six months ended June 30, 2018 was $54 million, as compared to Non-GAAP net income of $86 million for the same period in 2017. Non-GAAP net income per share for the six months ended June 30, 2018 was $0.26 per basic and $0.25 per diluted share, as compared to Non-GAAP net income per share of $0.43 per basic and $0.42 per diluted share for the same period in 2017.

Cash, cash equivalents and marketable securities position As of June 30, 2018 and December 31, 2017, cash, cash equivalents and marketable securities totaled $1.2 billion.

2018 Financial Guidance

The Company has updated its full year 2018 financial guidance, as detailed below.

	Current	Previous

GAAP and Non-GAAP Jakafi net product revenues	$1,350 - $1,400 million	Unchanged

GAAP and Non-GAAP Iclusig net product revenues	$80 - $85 million	Unchanged

GAAP Cost of product revenues	$85 - $95 million	Unchanged

Non-GAAP Cost of product revenues(1)	$64 - $74 million	Unchanged

GAAP Research and development expenses	$1,150 - $1,250 million	Unchanged

Non-GAAP Research and development expenses(2)	$1,008 - $1,103 million	$1,013 - $1,108 million

GAAP Selling, general and administrative expenses	$390 - $410 million	Unchanged

Non-GAAP Selling, general and administrative expenses(3)	$340 - $355 million	Unchanged

GAAP Change in fair value of acquisition-related contingent consideration	$30 million	Unchanged

Non-GAAP Change in fair value of acquisition-related contingent consideration(4)	$0 million	Unchanged

(1)         Adjusted to exclude the amortization of licensed intellectual property for Iclusig relating to the acquisition of the European business of ARIAD Pharmaceuticals, Inc.

(2)         Adjusted to exclude the estimated cost of stock-based compensation, upfront consideration of approximately $12 million related to the Syros collaboration, upfront consideration of $15 million related to the BMS license agreement and milestone payment of $5 million related to the Agenus collaboration.

(3)         Adjusted to exclude the estimated cost of stock-based compensation.

(4)         Adjusted to exclude the change in fair value of estimated future royalties relating to sales of Iclusig in the licensed territory relating to the acquisition of the European business of ARIAD Pharmaceuticals, Inc.

Future Non-GAAP financial measures may also exclude upfront and ongoing milestones relating to third-party collaboration partners, impairment of goodwill or other assets, changes in the fair value of equity investments in our collaboration partners, non-cash interest expense related to the amortization of the initial discount on our 2018 and 2020 Senior Notes and the impact on our tax provision of discrete changes in our valuation allowance position on deferred tax assets.

Conference Call and Webcast Information

Incyte will hold its 2018 second-quarter financial results conference call and webcast this morning at 8:00 a.m. EDT.  To access the conference call, please dial 877-407-3042 for domestic callers or 201-389-0864 for international callers. When prompted, provide the conference identification number, 13681303.

If you are unable to participate, a replay of the conference call will be available for 30 days. The replay dial-in number for the United States is 877-660-6853 and the dial-in number for international callers is 201-612-7415. To access the replay you will need the conference identification number, 13681303.

The conference call will also be webcast live and can be accessed at www.incyte.com in the Investors section under “Events and Presentations”.

About Incyte

Incyte Corporation is a Wilmington, Delaware-based biopharmaceutical company focused on the discovery, development and commercialization of proprietary therapeutics.  For additional information on Incyte, please visit the Company’s website at www.incyte.com.

Follow @Incyte on Twitter at https://twitter.com/Incyte.

About Jakafi® (ruxolitinib)

Jakafi is a first-in-class JAK1/JAK2 inhibitor approved by the U.S. Food and Drug Administration for treatment of people with polycythemia vera (PV) who have had an inadequate response to or are intolerant of hydroxyurea. Jakafi is also indicated for treatment of people with intermediate or high-risk myelofibrosis (MF), including primary MF, post—polycythemia vera MF, and post—essential thrombocythemia MF.

Jakafi is marketed by Incyte in the United States and by Novartis as Jakavi® (ruxolitinib) outside the United States.

About Iclusig® (ponatinib) tablets

Iclusig targets not only native BCR-ABL but also its isoforms that carry mutations that confer resistance to treatment, including the T315I mutation, which has been associated with resistance to other approved TKIs.

In the EU, Iclusig is approved for the treatment of adult patients with chronic phase, accelerated phase or blast phase chronic myeloid leukemia (CML) who are resistant to dasatinib or nilotinib; who are intolerant to dasatinib or nilotinib and for whom subsequent treatment with imatinib is not clinically appropriate; or who have the T315I mutation, or the treatment of adult patients with Philadelphia-chromosome positive acute lymphoblastic leukemia (Ph+ ALL) who are resistant to dasatinib; who are intolerant to dasatinib and for whom subsequent treatment with imatinib is not clinically appropriate; or who have the T315I mutation.

Incyte has an exclusive license from ARIAD Pharmaceuticals, Inc., since acquired by Takeda Pharmaceutical Company Limited, to develop and commercialize Iclusig in the European Union and 22 other countries, including Switzerland, Norway, Turkey, Israel and Russia.

Forward-Looking Statements

Except for the historical information set forth herein, the matters set forth in this release contain predictions, estimates and other forward-looking statements, including without limitation statements regarding: opportunities for the later-stage development portfolio to accelerate growth and for the Company to achieve long-term success; the expected timing of the release of data for, and the sNDA submission seeking approval of, ruxolitinib in GVHD and whether or when approval will be obtained or the Company will launch ruxolitinib in this indication, if approved; the expected timing of data from the trial evaluating pemigatinib in patients with cholangiocarcinoma, and whether and when the Company will submit an NDA with respect thereto, and the expected timing of data from the study of ruxolitinib cream in atopic dermatitis and ruxolitinib in combination with INCB50465; plans and expectations for development of and clinical trials involving the Company’s other product candidates; and the Company’s updated financial guidance for 2018 and the expectations underlying such guidance.

These forward-looking statements are based on the Company’s current expectations and subject to risks and uncertainties that may cause actual results to differ materially, including unanticipated developments in and risks related to: unanticipated delays; further research and development and the results of clinical trials possibly being unsuccessful or insufficient to meet applicable regulatory standards or warrant continued development; the ability to enroll sufficient numbers of subjects in clinical trials; determinations made by the FDA; the Company’s dependence on its relationships with its collaboration partners; the efficacy or safety of the Company’s products and the products of the Company’s collaboration partners; the acceptance of the Company’s products and the products of the Company’s collaboration partners in the marketplace; market competition; sales, marketing, manufacturing and distribution requirements; greater than expected expenses; expenses relating to litigation or strategic activities; and other risks detailed from time to time in the Company’s reports filed with the Securities and Exchange Commission, including its Form 10-Q for the quarter ended March 31, 2018. The Company disclaims any intent or obligation to update these forward-looking statements.

Contacts

Media		Investors
Catalina Loveman	+1 302 498 6171	Michael Booth, DPhil	+1 302 498 5914
	cloveman@incyte.com		mbooth@incyte.com

###

INCYTE CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited, in thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2018	2017	2018	2017
	GAAP		GAAP
Revenues:
Product revenues, net	$365,524	$291,667	$700,029	$556,474
Product royalty revenues	55,953	34,769	103,669	63,990
Milestone revenues	100,000	—	100,000	90,000
Other revenues	39	8	100	62
Total revenues	521,516	326,444	903,798	710,526

Costs and expenses:
Cost of product revenues (including definite-lived intangible amortization)	24,856	20,260	42,962	35,084
Research and development	298,089	201,786	601,192	609,706
Selling, general and administrative	108,029	90,066	229,527	177,295
Change in fair value of acquisition-related contingent consideration	7,303	7,073	13,988	14,429
Total costs and expenses	438,277	319,185	887,669	836,514

Income (loss) from operations	83,239	7,259	16,129	(125,988)
Other income (expense), net	5,808	4,066	10,270	5,213
Interest expense	(398)	(384)	(783)	(6,323)
Unrealized loss on long term investments	(34,641)	(19,574)	(11,962)	(25,388)
Expense related to senior note conversions	—	(751)	—	(54,881)
Income (loss) before provision (benefit) for income taxes	54,008	(9,384)	13,654	(207,367)
Provision (benefit) for income taxes	1,614	3,100	2,400	(7,800)
Net income (loss)	$52,394	$(12,484)	$11,254	$(199,567)

Net income (loss) per share:
Basic	$0.25	$(0.06)	$0.05	$(1.00)
Diluted	$0.24	$(0.06)	$0.05	$(1.00)

Shares used in computing net income (loss) per share:
Basic	212,210	205,141	211,945	200,200
Diluted	215,103	205,141	215,294	200,200

INCYTE CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(unaudited, in thousands)

	June 30,	December 31,
	2018	2017
ASSETS
Cash, cash equivalents and marketable securities	$1,198,382	$1,169,645
Accounts receivable	316,310	266,299
Property and equipment, net	267,586	259,763
Inventory	12,570	14,448
Prepaid expenses and other assets	89,254	65,577
Long term investments	131,330	134,356
Other intangible assets, net	226,132	236,901
Goodwill	155,593	155,593
Total assets	$2,397,157	$2,302,582

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable, accrued expenses and other liabilities	$351,664	$360,952
Convertible senior notes	24,570	24,001
Acquisition-related contingent consideration	288,000	287,000
Stockholders’ equity	1,732,923	1,630,629
Total liabilities and stockholders’ equity	$2,397,157	$2,302,582

INCYTE CORPORATION

RECONCILIATION OF GAAP NET INCOME (LOSS) TO SELECTED NON-GAAP ADJUSTED INFORMATION

(unaudited, in thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2018	2017	2018	2017

GAAP Net Income (Loss)	$52,394	$(12,484)	$11,254	$(199,567)
Adjustments:
Milestones received from new or existing partners(1)	(100,000)	—	(100,000)	(90,000)
Upfront consideration and milestones paid to new or existing partners(2)	20,000	—	32,444	209,109
Non-cash stock compensation from equity awards (R&D)(3)	24,795	22,878	49,017	44,347
Non-cash stock compensation from equity awards (SG&A)(3)	11,811	10,866	23,813	20,010
Non-cash interest expense related to convertible notes(4)	300	409	597	5,478
Expense related to senior note conversions(5)	—	751	—	54,881
Changes in fair value of equity investments(6)	34,641	19,574	11,962	25,388
Amortization of acquired product rights(7)	5,384	5,384	10,768	10,768
Change in fair value of contingent consideration(8)	7,303	7,073	13,988	14,429
Tax effect of Non-GAAP adjustments(9)	224	2,549	400	(8,719)
Non-GAAP Net Income	$56,852	$57,000	$54,243	$86,124

Non-GAAP net income per share:
Basic	$0.27	$0.28	$0.26	$0.43
Diluted	$0.26	$0.27	$0.25	$0.42

Shares used in computing Non-GAAP net income per share:
Basic	212,210	205,141	211,945	200,200
Diluted	215,103	211,167	215,294	206,683

(1) As included within the Milestone revenues line item in the Consolidated Statement of Operations, which included (in thousands) for the three and six months ended June 30, 2018, $100,000 for Olumiant FDA approval and for the six months ended June 30, 2017, $65,000 for Olumiant EMA approval and $25,000 for ruxolitinib GVHD Phase III initiation.

(2) As included within the Research and development expenses line item in the Consolidated Statement of Operations, which included (in thousands) for the three and six months ended June 30, 2018, $5,000 related to Agenus and $15,000 related to Bristol-Myers Squibb and for the six months ended June 30, 2018, $12,444 related to Syros. For the six months ended June 30, 2017, $127,209 related to Merus, $41,400 related to Calithera and $40,500 related to Agenus.

(3) As included within the Research and development expenses line item in the Consolidated Statement of Operations, and within the Selling, general and administrative expenses line item in the Consolidated Statement of Operations.

(4) As included within the Interest expense line item in the Consolidated Statement of Operations.

(5) As included within the Expense related to senior note conversions line item in the Consolidated Statement of Operations.

(6) As included within the Unrealized gain (loss) on long term investments line item in the Consolidated Statement of Operations.

(7) As included within the Cost of product revenues line item in the Consolidated Statement of Operations. Acquired product rights of licensed intellectual property for Iclusig is amortized utilizing a straight-line method over the estimated useful life of 12.5 years.

(8) As included within the Change in fair value of acquisition-related contingent consideration line item in the Consolidated Statement of Operations.

(9) As included within the Provision (benefit) for income taxes line item in the Consolidated Statement of Operations. Income tax effects of Non-GAAP adjustments are calculated using the applicable statutory tax rate for the jurisdictions in which the charges (benefits) are incurred, while taking into consideration any valuation allowances.